TMX | TSX Venture Exchange

November 9, 2018

Via E-mail: elm@mortonlaw.ca

Morton Law LLP
1200-750 W. Pender Street
Vancouver, British Columbia
Canada, V6C 2T8

Attention: Edward L. Mayerhofer

Dear Sirs\Mesdames:

Re: SPECIALTY LIQUID TRANSPORTATION CORP. (the "Company") - Submission #230864
[formerly BLUE BAY CAPITAL INC. ("BLUE.P")]
Qualifying Transaction-Completed, Consolidation, Private Placement-Brokered, Name Change, New Symbol, Resume Trade

This is to confirm that TSX Venture Exchange has accepted for filing Specialty Liquid Transportation Corp [formerly Blue Bay Capital Inc. (the "Company") Qualifying Transaction described in its Filing Statement dated August 28, 2018. The Qualifying Transaction includes the following:

Consolidation:
The Company has consolidated its capital on a (2) two old for (1) one new basis.

Qualifying Transaction:
The Company has completed the Amalgamation Agreement dated October 29, 2018, among the Company, SLT Acquisition Corp (SLTA) and Specialty Liquid Transportation Corp. ("Target Company"), whereby SLTA acquired all the shares of Target Company. Target Company's assets consist of all the shares of Environmental Packaging Technologies Inc. ("EPT") whose principal business is manufacturing and selling proprietary flexible large volume storage tanks to the transport industry.
Consideration under the transaction is:

- 15,767,500 common shares of the Company
- 79,250,000 Class B shares of the Company
- 1,508,750 Warrants @$0.45 for 18 months.
- 2,508,750 Warrants @ $0.55 for 2 years
- Assumption of $2,425,000 in Convertible Notes maturing November 30, 2019 and bearing interest at 10% p.a. The Convertible Notes are convertible into 6,062,500 common shares of the Company at $0.40 per share.

Finder's Fee:
800,000 shares issued as Finder's fee shares to 1072167 BC Ltd. (Avtar Mann) for the transaction.

Insider / Pro Group Participation:

Name	**Insider=Y / ProGroup=P**	**# of Shares**
Environmental Packaging Technologies Holdings, Inc.	Y	8,000,000 Common shares 77,000,000 Class B Shares
David Skriloff	Y	262,295 Common shares 737,705 Class B Shares

In addition, the Exchange has accepted for filing the following:

Private Placement-Brokered:
TSX Venture Exchange has accepted for filing documentation with respect to a Brokered Private Placement announced April 6, 2018, updated June 27, 2018:

Number of Shares:	5,791,375 shares
Purchase Price:	$0.40 per share
Warrants:	2,895,687 share purchase warrants to purchase 2,895,687 shares
Warrant Exercise Price:	$0.55 for a two year period
Number of Placees:	163 placees

Insider / Pro Group Participation:

Name	**Insider=Y / ProGroup=P**	**# of Shares**
Aggregate Pro Group Involvement [9 placee(s)]	P	452,500

Agent's Fee: PI Financial: cash commission equal to 7.0% of the gross proceeds of the Offering (or 3.5% on president's list purchasers), broker warrants equal to 7.0% of the number of Units sold under the Offering (or 3.5% on president's list purchasers)(total 396,646 Broker Warrants), each

Broker Warrant being exercisable into one common share at a price of $0.40 for a period of 24 months from the closing date of the Transaction

Pursuant to Corporate Finance Policy 4.1, Section 1.11(d), the Company must issue a news release announcing the closing of the private placement and setting out the expiry dates of the hold period(s). The Company must also issue a news release if the private placement does not close promptly.

Name Change:
The Company has changed its name as follows.
Effective at the opening on Tuesday, Nov 13, 2018, the common shares of SPECIALTY LIQUID TRANSPORTATION CORP (the "Company or SLT)"will commence trading on TSX Venture Exchange, and the common shares of BLUE BAY CAPITAL INC. will be delisted. As a result, the Company will no longer be considered a Capital Pool Company. The Company is classified as a 'Manufacturing' company.

Capitalization:	Unlimited	shares with no par value of which
	26,308,875	Common shares are issued and outstanding
	79,250,000	Class"B" Shares are issued and outstanding
Escrow:	1,450,000	CPC shares in escrow under the CPC escrow Agreement
	10,750,000	Common shares will be subject to Tier 2 Surplus Escrow
	79,250,000	Class"B" Shares will be subject to Tier 2 Surplus Escrow

Escrow Agent:	Computershare Investor Services Inc.
Transfer Agent:	Computershare Investor Services Inc.
Trading Symbol:	SLT (new)
CUSIP Number:	84749V101

Company Contact:	David Skriloff
Company Address:	6100 West By Northwest, Suite 110, Houston, Texas, 77040
Company Phone Number:	713-961-2795
Company Email Address:	dskriloff@gmail.com

This e-mail will be the only copy you receive. Should you have any questions, please contact the undersigned at 604-488-3118 / FAX: 604-844-7502 / EMAIL: stefan.lopatka@tmx.com.

Yours truly,

(signed) "Stefan B. Lopatka"

Stefan B. Lopatka, M.Sc.A., P.Geo.
Senior Manager, Geologist
Listed Issuer Services

SL/ek

cc:
Specialty Liquid Transportation Corp. – Via E-mail: dskriloff@gmail.com

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